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                                                                   EXHIBIT 4




                                   AMENDMENT
                              TO ANTEC CORPORATION
                         EMPLOYEE STOCK INCENTIVE PLAN



     Effective upon and subject to the approval of the stockholders of the Company, the number of shares that may be issued pursuant to the Plan is increased to 3,225,000 shares.



Dated this 13th day of February, 1996.



                                             ANTEC Corporation

                                             By:     /s/  Lawrence A. Margolis
                                                -------------------------------
                                             Its:   Executive Vice President




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